                                                                    EXHIBIT 4(3)

                            RIGHTSHOLDERS AGREEMENT
                            -----------------------

     RIGHTSHOLDERS AGREEMENT, dated as of January 31, 1996 (this "AGREEMENT"), BY AND AMONG HAWAIIAN AIRLINES, INC., A HAWAII CORPORATION (THE "COMPANY"), AIRLINE INVESTORS PARTNERSHIP, L.P., A DELAWARE LIMITED PARTNERSHIP ("AIP"), AMR CORPORATION, A DELAWARE CORPORATION ("AMR"), MARTIN ANDERSON ("ANDERSON") AND ROBERT MIDKIFF ("MIDKIFF" AND, TOGETHER WITH AIP, AMR AND ANDERSON, THE "RIGHTSHOLDERS").

     WHEREAS, the Company issued to Anderson Warrant Nos. 01 through 05, each dated as of September 12, 1994 (the "ANDERSON WARRANTS"), PURSUANT TO WHICH ANDERSON IS ENTITLED TO ACQUIRE, ON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH THEREIN, AN AGGREGATE OF 494,505 SHARES (SUBJECT TO ADJUSTMENT AS SET FORTH THEREIN) OF THE COMPANY'S CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE (THE "COMMON STOCK");

     WHEREAS, the Company issued to Midkiff Warrant Nos. 06 through 10, each dated as of September 12, 1994 (the "MIDKIFF WARRANTS"), PURSUANT TO WHICH MIDKIFF IS ENTITLED TO ACQUIRE, ON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH THEREIN, AN AGGREGATE OF 494,505 SHARES (SUBJECT TO ADJUSTMENT AS SET FORTH THEREIN) OF COMMON STOCK;

     WHEREAS, the Company issued to AMR Warrant Nos. 11 and 12, each dated as of January 31, 1996 (the "AMR WARRANTS" AND, TOGETHER WITH THE ANDERSON WARRANTS AND THE MIDKIFF WARRANTS, THE "WARRANTS"), PURSUANT TO WHICH AMR IS ENTITLED TO ACQUIRE, ON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH THEREIN, AN AGGREGATE OF 1,897,946 SHARES (SUBJECT TO ADJUSTMENT AS SET FORTH THEREIN) OF COMMON STOCK;

     WHEREAS, each of the Anderson Warrants, the Midkiff Warrants and the AMR Warrants contains provisions pursuant to which the holder thereof has the right (such rights, "REGISTRATION RIGHTS"), SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE WARRANTS, TO CAUSE THE COMPANY TO USE ITS BEST EFFORTS TO CAUSE THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF SUCH WARRANTS TO BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT");

     WHEREAS, the Company and AIP are parties to that certain Registration Rights Agreement, dated as of January 31, 1996 (the "REGISTRATION RIGHTS AGREEMENT"), PURSUANT TO WHICH THE COMPANY HAS GRANTED TO AIP REGISTRATION RIGHTS, SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT, WITH RESPECT TO CERTAIN SHARES OF COMMON STOCK OWNED BY AIP;
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     WHEREAS, the Registration Rights of the holders of the Anderson Warrants, the Midkiff Warrants and the AMR Warrants as set forth in such Warrants, and the Registration Rights of AIP as set forth in the Registration Rights Agreement are inconsistent;

     WHEREAS, the parties hereto desire to correct the inconsistencies in the several agreements, the Company desires to extend the time in which Anderson and Midkiff may request a registration of the shares of Common Stock issuable under the Anderson Warrants and the Midkiff Warrants;

     WHEREAS, AIP and the Company entered into the Stock Purchase Agreement, dated as of December 8, 1995 (the "STOCK PURCHASE AGREEMENT"), PURSUANT TO WHICH AIP HAS AGREED TO PURCHASE FROM THE COMPANY, AND THE COMPANY HAS AGREED TO ISSUE AND SELL TO AIP AT THE CLOSING (AS DEFINED IN THE STOCK PURCHASE AGREEMENT), AN AGGREGATE OF 18,181,818 SHARES OF COMMON STOCK;

     WHEREAS, it is a condition to AIP's purchase of the Common Stock that Anderson and Midkiff agree to waive the application of the antidilution provisions of the Anderson Warrants and the Midkiff Warrants, respectively, with respect to certain specified transactions; and

     WHEREAS, Anderson and Midkiff are willing to waive such provisions as herein provided.

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    1. Registration Rights. Notwithstanding anything to the contrary in the Warrants or the Registration Rights Agreement;

    1.1 Incidental Registration Rights. (a) If the Company at any time proposes to register any of its Common Stock under the Securities Act by registration on any form other than Forms S-4 or S-8 (or successor forms) and other than in connection with an exchange offer or an offering of securities to the Company's existing security holders, whether or not for sale for its own account, it will each such time give prompt written notice to all Rightsholders of its intention to do so and of such holders' rights, if any, under the Warrants or the Registration Rights Agreement, as applicable.

     (b) In the event that pursuant to the Warrants or the Registration Rights Agreement, as the case
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may be, a Rightsholder has incidental registration rights at the time the notice referred to in clause (a) above is delivered, then such Rightsholder shall have the right, in accordance with the terms and conditions and subject to the procedures of the Warrant or the Registration Rights Agreement, as the case may be, to cause the Company to use its best efforts to effect the registration under the Securities Act of all securities which the Company has been so requested to register by such Rightsholder.

   1.2 Priority in Incidental and Demand Registrations. If the managing underwriter of any underwritten offering shall inform the Company by letter of its opinion that the number or type of securities requested to be included in such registration would materially adversely affect such offering, and the Company has so advised the Rightsholders that have requested pursuant to rights granted in such Rightsholder's Warrant or the Registration Rights Agreement, as the case may be, to have securities registered in such offering, in writing, then the Company will include in such registration, to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account, second, all securities proposed to be sold for the account of the Rightsholder (the "INITIATING RIGHTSHOLDER"), IF ANY, THAT, PURSUANT TO RIGHTS GRANTED IN THE WARRANTS OR THE REGISTRATION RIGHTS AGREEMENT, AS THE CASE MAY BE, INITIALLY REQUESTED THE COMPANY TO REGISTER SUCH SECURITIES, AND THIRD, SUCH SECURITIES REQUESTED BY RIGHTSHOLDERS (OTHER THAN THE INITIATING RIGHTSHOLDER, IF ANY) TO BE INCLUDED IN SUCH REGISTRATION PURSUANT TO RIGHTS GRANTED IN THE WARRANTS AND/OR THE REGISTRATION RIGHTS AGREEMENT, AS THE CASE MAY BE, PRO RATA (BASED ON THE NUMBER OF SECURITIES REQUESTED TO BE INCLUDED THEREIN BY EACH RIGHTSHOLDER (OTHER THAN THE INITIATING RIGHTSHOLDER)) AMONG SUCH RIGHTSHOLDERS.

    2. Waiver of Anti-Dilution Provisions. Each of Anderson and Midkiff hereby agrees that notwihtstanding Sections 3 and 4 of the Anderson Warrants and the Midkiff Warrants, supplementing Section 4(b) of such Warrants, neither the Current Warrant Price (as defined in such Warrants) nor the number of shares of Common Stock issuable upon exercise of such Warrants shall be adjusted as a result of (i) the issuance of the AMR Warrants, (ii) the issuance and sale of shares of Common Stock from time to time upon the exercise, in whole or in part, of the AMR Warrants, or (iii) the issuance and sale of shares of Common Equity (as defined in such Warrants) in connection with an offering of rights to purchase Common Stock in 1996.

    3. Extension of Demand Registration. The Company hereby agrees that Section 8 of each of the Anderson Warrants and the Midkiff Warrants shall be amended to delete the date "December 31, 1997" in the fifth line thereof and substitute in lieu thereof the date "December 31, 1998."

     4. No Inconsistent Agreements. The Company hereby agrees that it will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Rightsholders hereunder, under the Warrants or under the Registration Rights Agreement. Without limiting the generality of the foregoing, the Company will not hereafter enter into any agreement with respect to its securities which grants, or modify any existing agreement with respect to its securities to grant, to the holder of its securities in connection with a registration of such securities equal or higher priority to the rights granted to the Rightsholders under this Agreement.

    5. Restriction on Transfer of Warrants. (a) Anderson, Midkiff and AMR hereby agree that they shall not sell, give, assign or otherwise dispose of (whether by operation of law or otherwise) (each a "TRANSFER") any Warrants or any right, title or interest therein or thereto to any Person unless such Person agrees in writing to be bound by this Agreement. Any attempt to transfer any Warrants or any such rights in violation of the preceding sentence shall be null and void ab initio.


    6. Warrant Certificate Legend. A copy of this Agreement shall be filed with the Corporate Secretary of the Company and kept with the records of the Company. Each Warrant now held or hereafter acquired by Anderson, Midkiff and AMR shall for as long as this Agreement is effective bear a legend substantially in the following form:

     THE SALE, ASSIGNMENT OR OTHER DISPOSITION (EACH A "TRANSFER") OF THIS WARRANT IS RESTRICTED BY THE TERMS OF THE RIGHTSHOLDERS AGREEMENT, DATED AS OF JANUARY 31, 1996, BY AND AMONG THE COMPANY, AIRLINE INVESTORS PARTNERSHIP, L.P. AND THE HOLDERS OF WARRANTS OF THE COMPANY, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER ON THE BOOKS OF THE COMPANY OR OTHERWISE EFFECT THE TRANSFER OF THIS WARRANT IF THE TRANSFER HAS NOT BEEN MADE IN COMPLIANCE WITH THE RIGHTSHOLDERS AGREEMENT.

     Anderson and Midkiff hereby agree that as soon as practicable after the date hereof they shall present each existing Warrant to the Corporate Secretary of the Company at the Company's principal office for the purpose of having the legend set forth in this Section 6 affixed thereto.

  7.  Representations of Anderson and Midkiff.

    7.1 Anderson hereby represents and warrants to the other Rightsholders and the Company that he has neither Transferred nor agreed to Transfer the Anderson Warrants or any of them, in whole or in part, to any other person.

    7.2 Midkiff hereby represents and warrants to the other Rightsholders and the Company that he has neither Transferred nor agreed to Transfer the Midkiff Warrants or any of them, in whole or in part, to any other person.

    8.  Miscellaneous.

   8.1 Notices. All notices or other communications given or made hereunder shall be validly given or made if made in accordance with the notice provisions of the relevant Warrant or the Registration Rights Agreement, as the case may be.


   8.2  Amendment and Waiver.

   (a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

   (b) This Agreement may be amended, supplemented or modified only with the written consent of all parties hereto.

   8.3 Entire Agreement; No Expansion of Rights. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. Section 1 of this Agreement is not intended to, and shall not, confer upon any Rightsholder any Registration Rights that are not expressly contained in such Rightsholder's Warrants or in the Registration Rights Agreement, as the case may be.

   8.4 Continuing Effect of Agreements. This Agreement shall not constitute a waiver, amendment or modification of any other provisions of the Warrants or the Registration Right Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Company or the Rightsholders that would require a waiver or consent. Except as expressly amended or modified herein, the provisions of the Warrants and the provisions of the Registration Rights Agreement are and shall remain in full force and effect.

   8.5 Term of Agreement. Section 1 of this Agreement shall terminate and be of no further force or effect with respect to each Rightsholder at the first date on which such Rightsholder shall no longer have any Registration Rights. The remainder of this Agreement shall terminate and be of no further force and effect at such time as no Rightsholder owns any Warrants or shares of Common Stock.


   8.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

   8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and with respect to the Company, its successors and permitted assigns and, with respect to the Rightsholder, any transferee of the Warrants as permitted hereunder and the holder of any securities registrable pursuant to the AMR Warrants or the Registration Rights Agreement. This Agreement may not be assigned by the Company without the prior written consent of the other parties hereto.

  8.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

             [The remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the undersigned have executed, or have cause to be executed, this Agreement on the date first written above.

                                 /s/ Martin Andersen
                                 ___________________________
                                  Martin Anderson


                                 /s/ Robert Midkiff
                                 ___________________________
                                  Robert Midkiff



                                 AMR CORPORATION



                                 By: /s/ Gerald J. Arpey
                                    ___________________________
                                    Name: Gerald J. Arpey
                                    Title: Senior Vice President Finance
                                           and Planning/Chief Financial Officer

                                 AIRLINE INVESTORS PARTNERSHIP, L.P.

                                 By:   AIP GENERAL PARTNER, INC.,
                                       Its General Partner



                                 By: /s/ John W. Adams
                                    ________________________________
                                  Name:   John W. Adams
                                  Title:  President


                                 HAWAIIAN AIRLINES, INC.



                                 By: /s/ Bruce R. Nobles
                                    ________________________________
                                  Name:  Bruce R. Nobles
                                  Title: President



                                 By: /s/ Rae A. Capps
                                    ________________________________
                                  Name:   Rae A. Capps
                                  Title:  Vice President